Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 31, 2025, and each included in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A, File No. 333-264818) of AB Active ETFs, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 28, 2025, with respect to the financial statements and financial highlights of AB Tax-Aware Short Duration Municipal ETF, AB Ultra Short Income ETF, AB Conservative Buffer ETF, AB Corporate Bond ETF, AB Core Plus Bond ETF, AB Disruptors ETF, AB High Yield ETF, AB International Low Volatility Equity ETF, AB Short Duration High Yield ETF, AB Short Duration Income ETF, AB Tax-Aware Intermediate Municipal ETF, AB Tax-Aware Long Municipal ETF, AB US High Dividend ETF, AB US Large Cap Strategic Equities ETF and AB US Low Volatility Equity ETF (the “Funds”) (fifteen of the funds constituting AB Active ETFs, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the period ended November 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

March 27, 2025